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                                                                   EXHIBIT 23.2

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 26, 1996 (except for Note 8, as to which the date is November 15, 1996), in the Registration Statement (Form S-3) and related Prospectus of The Finish Line, Inc. for the registration of 3,450,000 shares of its Class A Common Stock.

  Our audits also included the financial statement schedule of The Finish Line, Inc. listed in Item 14(d) of the 1996 Annual Report (Form 10K), and incorporated by reference in the Registration Statement and related Prospectus. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Fort Wayne, Indiana
November 15, 1996